Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of April 2, 2018, is made by and between Destination Maternity Corporation, a Delaware corporation (the “Corporation”), and Melissa Payner-Gregor (the “Indemnitee”).

RECITALS

A.    The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors;

B.    The statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.    The Corporation and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors;

D.    The Corporation believes that it is unfair for its directors to assume the risk of huge judgments and other expenses which may occur in cases in which such director received no personal profit and in cases where such director was not culpable;

E.    The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which the Indemnitee should be protected. The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors of the Corporation;

F.    Article Twelve of the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) requires the Corporation to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended (the “DGCL”). Article V, Section 7 of the Corporation’s Bylaws, as amended (the “Bylaws”), expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and contemplates that agreements may be entered into between the Corporation and its directors with respect to indemnification;

G.    Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.    The board of directors of the Corporation (the “Board of Directors”) has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;

I.    The Corporation desires and has requested the Indemnitee serve or continue to serve as a director of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation; and

J.    The Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for herein, in addition to the protections afforded by the Certificate of Incorporation and the Bylaws, and the Corporation’s director and officer insurance program.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a)    The Corporation shall indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or investigation, whether civil, criminal, or administrative, commenced after the date hereof by a third party, a government agency, the Corporation, the Board of Directors, or a committee thereof, by reason of the fact that the Indemnitee is or was (after the date hereof) serving as a director of the Corporation, or while serving as a director of the Corporation, is or was (after the date hereof) serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

(b)    The indemnification provided by this Section 1 shall be from and against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c)    Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director of the Corporation, or while serving as a director of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d)    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

Section 2.    Successful Defense; Partial Indemnification. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee’s conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto, and as provided herein indemnification is mandatory.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including reasonable attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 3.    Determination That Indemnification Is Proper. Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not and were not parties to, or threatened to be made a party to, the action, suit or proceeding in question (“disinterested directors”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iv) by independent legal counsel, or (v) by a court of competent jurisdiction; provided, however, that if (A) a Change in Control shall have occurred, (B) indemnification is sought in connection with a Corporation Authorized Proceeding or (C) the Indemnitee provides prompt written notice to the Corporation of his or her request that independent legal counsel should be engaged by the Corporation to make such determination, then in each case an indemnification determination hereunder shall be made by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.

Section 4.    Advance Payment of Expenses; Notification and Defense of Claim.

(a)    Expenses (including reasonable attorneys’ fees) incurred or reasonably anticipated to be incurred by the Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within 15 days after receipt by the Corporation of (i) a statement or statements from the Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking, in substantially the form attached hereto as Exhibit A, by or on behalf of the Indemnitee to repay such amount or amounts if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation for such Expenses. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b)    Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or the Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to the Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c)    In the event the Corporation shall be obligated to pay the expenses of the Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled (subject to the other provisions of this paragraph) to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same action, suit or proceeding, provided that (regardless of the first sentence of this paragraph) (1) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in such action, suit or proceeding at the Indemnitee’s expense and (2) if (i) the employment of counsel by the

Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and the Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have promptly employed counsel to assume and vigorously pursue the defense of such action, suit or proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Corporation, except in the limited circumstances in which indemnity is prohibited by this Agreement. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d)    Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Indemnitee is, by reason of the Indemnitee’s status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit, investigation or proceeding at a time when the Indemnitee is not a party in the action, suit investigation or proceeding, the Corporation shall indemnify the Indemnitee against all expenses (including reasonable attorneys’ fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith, including in preparation.

Section 5.    Procedure for Indemnification.

(a)    To obtain indemnification, the Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification. The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification. Any expenses incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation shall indemnify and hold the Indemnitee harmless therefrom.

(b)    The Corporation’s determination whether to grant the Indemnitee’s indemnification request shall be made promptly, and in any event within 15 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 15-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that the Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation and all payments contemplated by this Agreement will be made without delay absent the satisfaction of that burden of proof by the Corporation. Neither the failure of the Corporation (including the Board of Directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors or a committee thereof, its independent legal counsel, and its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has or has not met the applicable standard of conduct. The Indemnitee’s expenses (including reasonable attorneys’ fees) incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

(c)    The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof by clear and convincing evidence in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(d)    If it is determined that the Indemnitee is entitled to indemnification, payment shall be timely made after that determination.

Section 6.    Insurance and Subrogation.

(a)    The Corporation hereby covenants and agrees to use all reasonable efforts to purchase and maintain directors’ and officers’ liability insurance from one or more established and reputable carriers in reasonable amounts on behalf of the Indemnitee who is or was serving or has agreed to serve at the request of the Corporation as a director of the Corporation, and the Corporation may purchase and maintain insurance on behalf of the Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, the Indemnitee or on the Indemnitee’s behalf in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from the Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers of such insurance in accordance with the procedures set forth in the insurance policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)    In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(c)    The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that the Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7.    Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)    The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including investigations commenced by the Corporation, the Board of Directors, or a committee thereof.

(b)    The term “by reason of the fact that the Indemnitee is or was (after the date hereof) serving as a director of the Corporation, or while serving as a director of the Corporation, is or was (after the date hereof) serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)    The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise.

(d)    The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, payments of reasonable attorneys’ fees, all penalties and amounts required to be forfeited or reimbursed to the Corporation, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

(e)    The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)

absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f)    The term “other enterprises” shall include, without limitation, employee benefit plans.

(g)    The term “serving at the request of the Corporation” shall include, without limitation, any service as a director of the Corporation which imposes duties on, or involves services by, such director with respect to an employee benefit plan, its participants or beneficiaries.

(h)    A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i)    “Change in Control” means a change in control of the Corporation occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the outstanding shares entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to the time such person becomes such a beneficial owner; or

(ii)    there occurs a proxy contest, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

(iii)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason other than death or disability to constitute a majority of the Board of Directors then in office.

(j)    “Effective Date” means the date on which the Indemnitee became a director of the Corporation.

(k)    “Independent legal counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Corporation, the Indemnitee or one of the other directors of the Corporation in any matter material to any such party, or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Independent legal counsel shall be selected by the Corporation, with the approval of the Indemnitee, which approval will not be unreasonably withheld; provided, however, that independent legal counsel shall be selected by the Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld, (i) from and after the occurrence of a Change in Control, and (ii) in connection with an action, suit or proceeding by or in the right of the Corporation authorized or not disapproved by the Board of Directors alleging claims against the Indemnitee that, if sustained, reasonably might give rise to a judgment for money damages of more than $1,000,000 and/or injunctive relief (“Corporation Authorized Proceeding”). The fees and costs of independent legal counsel shall be paid by the Corporation.

Section 8.    Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a)    Claims Initiated by The Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by the Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors.

(b)    Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in establishing the Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite the Indemnitee’s failure to establish their right to indemnification, the Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to the Indemnitee in connection with any such action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

(c)    Section 16 Violations. To indemnify the Indemnitee on account of any proceeding with respect to which final judgment is rendered against the Indemnitee for payment or an accounting of profits arising from the purchase or sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

(d)    Non-compete and Non-disclosure. To indemnify the Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

Section 9.    Certain Settlement Provisions. The Corporation shall have no obligation to indemnify the Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding in any manner that would (i) impose any fine or other obligation on the Indemnitee, (ii) impose a duty or restriction on the Indemnitee or (iii) force a personal admission on behalf of the Indemnitee, in each case, without the Indemnitee’s prior written consent.

Section 10.    Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of the Indemnitee’s costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of the Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 9 hereof.

Section 12.    Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation:

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Attn: General Counsel

Facsimile: 856-291-9905

If to the Indemnitee:

[address]

Section 13.    Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors, then the Corporation shall indemnify the Indemnitee to the fullest extent permitted by the DGCL, as so amended.

Section 14.    Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Certificate of Incorporation or the Bylaws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. However, no amendment or alteration of the Certificate of Incorporation or the Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

Section 15.    Enforcement. The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by the Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnitee may have at law or in equity with respect to a breach of this Agreement, the Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted in the manner most favorable to the Indemnitee, and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 17.    Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19.    Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to the Indemnitee, to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 20.    Service of Process and Venue. For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 21.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22.    Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to employment or continued employment.

Section 23.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 24.    Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

[Signature page follows.]

DESTINATION MATERNITY CORPORATION

By	/s/ Ronald J. Masciantonio
Name:	Ronald J. Masciantonio
Title:	Executive Vice President & Chief Administrative Officer

INDEMNITEE

By	/s/ Melissa Payner-Gregor
Name:	Melissa Payner-Gregor

[Signature page to Indemnification Agreement]

EXHIBIT A

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

Pursuant to the Indemnification Agreement, by and between Destination Maternity Corporation (the “Corporation”) and the undersigned (the “Indemnitee”), the Indemnitee agrees to reimburse the Corporation for all expenses paid to the Indemnitee by the Corporation for the Indemnitee’s defense in any civil or criminal action, suit, or proceeding, or in connection with any covered investigation, in the event, and to the extent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

INDEMNITEE

Signature

Print Name

Office:

Exhibit A-1